UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report – June 30, 2010

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant’s telephone number, including area code (801) 324-5699

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Multi-Year Revolving Credit Agreement

On June 30, 2010, Questar Corporation (the “Company”) entered into a senior unsecured revolving credit agreement (the “Credit Agreement”), among the Company, the administrative agent and the lenders party thereto (the “Lenders”). The Credit Agreement has a scheduled maturity date of July 1, 2013, with an option for the Company to extend the term for two successive one-year periods, which extended terms will apply to any Lender who consents to such extension and any lender replacing a non-consenting Lender.

The Credit Agreement commits the Lenders to provide advances up to an aggregate principal amount of $350 million at any one time outstanding, with an option for the Company to request increases in the aggregate commitments to an aggregate amount not to exceed $450 million. In addition, the Credit Agreement provides for letters of credit to be issued at the request of the Company in an aggregate amount not to exceed a $60 million sublimit.

Interest accrues on advances at a LIBOR rate or a base rate, as selected by the Company, plus an applicable margin. The issuing fees for all letters of credit are also based on an applicable margin. The applicable margin used in connection with interest rates and fees is based on the Company’s ratio of consolidated funded debt (as defined) to consolidated EBITDA (as defined) at the time. Proceeds of borrowings under the Agreement may be used for general corporate purposes, including to provide liquidity for the Company’s commercial paper program and finance working capital, to refinance existing indebtedness and to pay certain fees and expenses.

The Credit Agreement contains customary representations, warranties, covenants and events of default, including a covenant limiting the amount of aggregate funded debt (as defined) based on a ratio of total consolidated funded debt to EBITDA, a covenant that limits aggregate funded debt of the Company’s subsidiaries based on a ratio of consolidated funded debt to book capitalization (as defined), and a change of control event of default. During the continuance of an event of default, the Lenders may accelerate all outstanding debt and terminate all lending and letter of credit commitments.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

364-Day Revolving Credit Agreement

On June 30, 2010, the Company also entered into a senior unsecured revolving credit agreement (the “364-Day Credit Agreement”), among the Company, the administrative agent, the syndication agents and the lenders party thereto (the “364-Lenders”). The 364-Day Credit Agreement has a scheduled maturity date of June 29, 2011. The 364-Day Credit Agreement commits the 364-Lenders to provide advances up to an aggregate principal amount of $250 million at any one time outstanding. Interest accrues on advances at a LIBOR rate or a base rate, as selected by the Company, plus an applicable margin. The applicable margin used in connection with interest rates is based on the Company’s consolidated funded debt to consolidated EBITDA ratio at the time. Proceeds of borrowings under the 364-Day Credit Agreement may be used for general corporate purposes, including to provide liquidity for the Company’s commercial paper program and finance working capital, and to pay certain fees and expenses.

The 364-Day Credit Agreement contains customary representations, warranties, covenants and events of default, including a covenant limiting the amount of aggregate funded debt based on a ratio of total consolidated funded debt to EBITDA, a covenant that limits aggregate funded debt of the Company’s subsidiaries based on a ratio of consolidated funded debt to book capitalization, and a change of control event of default. During the continuance of an event of default, the 364-Lenders may accelerate all outstanding debt and terminate all lending and letter of credit commitments.

The foregoing description of the 364-Day Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 364-Day Credit Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 1, 2010, the Company announced that it has completed the previously announced spin-off (the “Spin-off”) of QEP Resources, Inc. (“QEP”). Effective as of 11:59 p.m., New York City time, on June 30, 2010 (the “Distribution Date”), the Company distributed all of the issued and outstanding shares of common stock, par value $0.01 per share (“QEP Common Stock”), of QEP to the Company’s shareholders of record as of the close of business on June 18, 2010 (the “Record Date”), as a pro rata dividend. On the Distribution Date, Company shareholders received one share of QEP Common Stock for each share (including fractional shares) of the Company’ stock held as of the Record Date.

The Spin-off was completed pursuant to a separation and distribution agreement entered into on June 14, 2010 by the Company and QEP for the purpose of legally and structurally separating the two entities. After the Distribution Date, Questar does not beneficially own any shares of QEP Common Stock and, following such date, will not consolidate QEP’s financial results for the purpose of its own financial reporting. The unaudited pro forma consolidated financial information of the Company (reflecting the Spin-off and certain other items, as described therein) has been previously filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2010.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. No borrowings were made on the closing date under the Credit Agreement or the 364-Day Credit Agreement.

Item 7.01	Regulation FD Disclosure

On July 1, 2010, the Company announced the completion of the Spin-off. A copy of the press release is attached to this report as Exhibit 99.1.

The Spin-off was structured to be tax-free to the Company and its shareholders for U.S. federal income tax purposes. The Company intends to post a description of the manner in which shareholders may allocate the tax basis in their Questar common stock among the shares of QEP common stock received in the Spin-off and their shares of Questar common stock in the “Investors” section of the Company’s website at www.questar.com. The contents of the website are not incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Multi-Year Revolving Credit Agreement, dated as of June 30, 2010, among Questar Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., JPMorgan Chase Bank, Barclays Capital and Deutsche Bank Trust Company Americas, as syndication agents, and the lenders party thereto

10.2	364-Day Revolving Credit Agreement, dated as of June 30, 2010, among Questar Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., JPMorgan Chase Bank, Barclays Capital and Deutsche Bank Trust Company Americas, as syndication agents, and the lenders party thereto

99.1	Press Release issued July 1, 2010 by Questar Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)
July 1, 2010

/s/ MARTIN H. CRAVEN
Martin H. Craven Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

10.1	Multi-Year Revolving Credit Agreement, dated as of June 30, 2010, among Questar Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., JPMorgan Chase Bank, Barclays Capital and Deutsche Bank Trust Company Americas, as syndication agents, and the lenders party thereto

10.2	364-Day Revolving Credit Agreement, dated as of June 30, 2010, among Questar Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., JPMorgan Chase Bank, Barclays Capital and Deutsche Bank Trust Company Americas, as syndication agents, and the lenders party thereto

99.1	Press Release issued July 1, 2010 by Questar Corporation